UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Stellus Capital Investment Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STELLUS CAPITAL INVESTMENT CORPORATION
4400 Post Oak Parkway, Suite 2200
Houston, Texas 77027
(713) 292-5400
April 21, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Stellus Capital Investment Corporation to be held virtually on June 17, 2025 at 9:00 a.m., Central Time. The Annual Meeting will be held solely on the internet by virtual means. Only stockholders of record at the close of business on April 17, 2025 are entitled to the notice of, and to vote at, the Annual Meeting, including any postponement or adjournment thereof.
Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
It is important that your shares be represented at the Annual Meeting, and you are encouraged to vote your shares as soon as possible. The enclosed proxy card contains instructions for voting over the internet, by telephone or by returning your proxy card via mail in the envelope provided. Your vote is important.
We look forward to seeing you at the Annual Meeting.
Sincerely yours,
Robert T. Ladd
Chairman of the Board, President
and Chief Executive Officer
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 17, 2025.
Our proxy statement and annual report on Form 10-K for the year ended December 31, 2024 are available at the following cookies-free website that can be accessed anonymously: https://web.viewproxy.com/StellusCapital/2025.

STELLUS CAPITAL INVESTMENT CORPORATION
4400 Post Oak Parkway, Suite 2200
Houston, Texas 77027
(713) 292-5400
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 17, 2025
To the Stockholders of Stellus Capital Investment Corporation:
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Stellus Capital Investment Corporation (the “Company”), a Maryland corporation, will be held virtually on June 17, 2025, at 9:00 a.m., Central Time, for the following purposes:
1.
To elect two directors of the Company nominated by the Company’s Board of Directors (the “Board”) and named in this proxy statement who will each serve for three years or until their successors are elected and qualified;

2.
To approve a proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue up to 25% of the Company’s outstanding common stock at an offering price that is below the Company’s then current net asset value (“NAV”) per share;

3.
To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and

4.
To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

The Annual Meeting will be held solely on the internet by virtual means.
THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY
RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.
The enclosed proxy statement is also available at www.stelluscapital.com (under the Public Investors section). This website also includes copies of the form of proxy and the Company’s Annual Report on Form 10-K to stockholders. Stockholders may request a copy of the proxy statement and the Company’s Annual Report by contacting our main office at (713) 292-5400.
You have the right to receive notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on April 17, 2025. Whether or not you expect to be present in person (virtually) at the Annual Meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided. As a registered stockholder, you may also vote your proxy prior to the Annual Meeting electronically by telephone or over the internet by following the instructions included with your proxy card. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of the proxies by the Company.
By Order of the Board
W. Todd Huskinson
Chief Financial Officer, Chief Compliance Officer,
Secretary and Treasurer
Houston, Texas
April 21, 2025
This is an important meeting. To ensure proper representation at the Annual Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. You may also vote your proxy electronically by telephone or over the internet by following the instructions included with your proxy card. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person.

STELLUS CAPITAL INVESTMENT CORPORATION
4400 Post Oak Parkway, Suite 2200
Houston, Texas 77027
(713) 292-5400
PROXY STATEMENT
2025 Annual Meeting of Stockholders
GENERAL
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Stellus Capital Investment Corporation (the “Company,” “we,” “us” or “our”), a Maryland corporation, for use at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 17, 2025, at 9:00 a.m. Central Time. The Annual Meeting will be held solely on the internet by virtual means. This proxy statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”) are first being sent to stockholders on or about April 21, 2025.
This proxy statement is also available via the internet at www.stelluscapital.com (under the Public Investors section). The website also includes electronic copies of the form of proxy and the Company’s Annual Report.
We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Annual Meeting, or if you vote your proxy prior to the Annual Meeting electronically by telephone or over the internet by following the instructions included with your proxy card, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares prior to the Annual Meeting electronically via the internet or by telephone. This program provides eligible stockholders who receive a copy of the Company’s Annual Report and proxy statement, either by paper or electronically, the opportunity to vote prior to the Annual Meeting via the internet or by telephone. If your voting form does not reference internet or telephone voting information, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.
ANNUAL MEETING INFORMATION
Date and Location
We will hold the Annual Meeting solely by virtual means on June 17, 2025, at 9:00 a.m. Central Time.
Admission Requirements
If eligible, you or your proxy may attend the Annual Meeting by virtual means by registering at https://web.viewproxy.com/StellusCapital/2025 by 11:59 PM ET on June 14, 2024. You will then receive a meeting invitation by e-mail with your unique join link and password prior to the Annual Meeting date, and will be able to listen, vote, and submit questions during the virtual Annual Meeting.
Only record or beneficial owners of the Company’s common stock as of the close of business on April 17, 2025 or their proxies may attend the Annual Meeting. If you are a record holder, your virtual control number will be on your proxy card. If you are a beneficial holder (i.e., you hold your shares beneficially through a bank, broker, or other nominee), you must provide a legal proxy from your bank or broker during the registration process, and then be assigned a virtual control number, in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy from your bank or broker, you will not be able to vote your shares at the Annual Meeting, but can still attend the Annual Meeting so long as you demonstrate proof of stock ownership.
Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/StellusCapital/2025.

Purpose of the Annual Meeting
At the Annual Meeting, you will be asked to vote on the following proposals:
1.
To elect two directors of the Company nominated by the Board and named in this proxy statement who will each serve for three years or until their successors are elected and qualified;

2.
To approve a proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue up to 25% of the Company’s outstanding common stock at an offering price that is below the Company’s then current net asset value (“NAV”) per share;

3.
To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and

4.
To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

VOTING INFORMATION
Record Date and Quorum Required
The record date of the Annual Meeting is the close of business on April 17, 2025 (the “Record Date”). You may cast one vote for each share of common stock that you own as of the Record Date.
A quorum of stockholders must be present for any business to be conducted at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast as of the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. On the Record Date, there were 28,416,148 shares outstanding and entitled to vote. Thus, 14,208,075 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies.
Voting at the Annual Meeting Virtually
If you are a record holder, you or your proxy may attend the Annual Meeting by virtual means by registering at https://web.viewproxy.com/StellusCapital/2025 by 11:59 PM ET on June 14, 2025. You will then receive a meeting invitation by e-mail with your unique join link and password prior to the Annual Meeting date, and will be able to listen, vote, and submit questions during the virtual Annual Meeting.
If you are a beneficial holder (i.e., you hold your shares beneficially through a bank, broker, or other nominee), you must provide a legal proxy from your bank or broker during the registration process, and then be assigned a virtual control number, in order to vote your shares during the Annual Meeting.
You must have the virtual control number with you during the Annual Meeting in order to vote.
Submitting Voting Instructions for Shares Held Through a Broker
If you hold shares of common stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares of common stock through a broker, bank or other nominee and you want to vote in person at the meeting, you must obtain a legal proxy from the record holder of your shares and upload it during the online registration process for the virtual Annual Meeting. If you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares on any proposal considered at the meeting.

Authorizing a Proxy for Shares Held in Your Name
If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf electronically over the internet, by telephone, or by mail, as described on the enclosed proxy card. Authorizing a proxy will not limit your right to vote in person at the meeting. A properly completed, executed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke the proxy. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations.
Revoking Your Proxy
If you are a stockholder of record, you can revoke your proxy by (1) delivering a written revocation notice prior to the Annual Meeting to our Secretary, W. Todd Huskinson, at 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027; (2) delivering a later-dated proxy that we receive no later than the opening of the polls at the meeting; or (3) voting in person at the meeting. If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. Attending the Annual Meeting does not by itself revoke your proxy unless you also vote in person at the meeting.
Vote Required
Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions and Broker Non-Votes
Proposal 1 — To elect two directors of the Company nominated by the Company’s Board and named in this proxy statement who will each serve for three years or until their successors are elected and qualified.	Affirmative vote of a plurality of the votes cast at the Annual Meeting.	No	Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote.
Proposal 2 — To approve a proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue up to 25% of the Company’s outstanding common stock at an offering price that is below the Company’s then current NAV per share.
Pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), approval of this proposal requires the affirmative vote of: (i) a “majority of the outstanding shares of common stock” of the Company; and (ii) a “majority of the outstanding shares of common stock” of the Company which are not held by affiliated persons of the Company, which includes our directors, officers, employees and 5% stockholders.
For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares common stock” as:
		No	Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions and Broker Non-Votes
(A) 67% or more of the shares of common stock present at the Annual Meeting if the holders of more than 50% of the outstanding shares of common stock of the Company are present or represented by proxy; or (B) 50% of the outstanding shares of common stock of the Company, whichever is the less.
Proposal 3 — To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.	Affirmative vote of a majority of the votes cast at the Annual Meeting.	No	Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.
Stockholders do not have rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

INFORMATION REGARDING THIS SOLICITATION
The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing, and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the proxy card. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.
In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company or Stellus Capital Management, LLC, the Company’s external investment adviser and administrator (“Stellus Capital Management,” “SCM” or the “Advisor”), for which no director, officer or regular employee will receive any additional or special compensation. The address of Stellus Capital Management is 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.
The Company has engaged the services of Alliance Advisors LLC (“Alliance”) for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $12,000 plus reimbursement of certain out-of-pocket expenses and fees for additional services requested. Please note that Alliance may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to authorize your proxy. You may also be asked if you would like to authorize your proxy over the telephone and to have your voting instructions transmitted to the Company’s proxy tabulation firm.
The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokerages and other institutional holders of record have implemented householding. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request information about householding of their communications should contact their brokers or other intermediary holder of record. You can notify us by sending a written request to: W. Todd Huskinson, Secretary, Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200 Houston, Texas 77027, or by calling (713) 292-5400. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 17, 2025, beneficial ownership of each current director, each nominee for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 17, 2025 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of ownership is based on 28,416,148 shares of common stock outstanding as of April 17, 2025.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.
The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act.
Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage of Class
Interested Directors
Robert T. Ladd	632,823	2.23%
Dean D’Angelo	222,252	*%
Independent Directors
J. Tim Arnoult	40,869	*
Bruce R. Bilger	182,565	*
William C. Repko	10,000	*
Executive Officers
W. Todd Huskinson	43,911	*
Executive officers and directors as a group	1,132,420	3.99%
5% Holders
None

*
Less than 1%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The following table sets forth as of April 17, 2025, the dollar range of our securities owned by our directors and executive officers of the Fund Complex. For the purposes of this Proxy Statement, the term “Fund Complex” is defined to include the Company and Stellus Private Credit BDC.
Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(4)	Aggregate Dollar Range of Equity Securities in the Fund Complex(1)(3)
Interested Directors
Robert T. Ladd	over $100,000	over $100,000
Dean D’Angelo	over $100,000	over $100,000
Independent Directors
J. Tim Arnoult	over $100,000	over $100,000
Bruce R. Bilger	over $100,000	over $100,000
William C. Repko	over $100,000	over $100,000
Executive Officers
W. Todd Huskinson	over $100,000	over $100,000

(1)
Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)
The dollar range of the equity securities beneficially owned is based on the closing price per share of the Company’s common stock of $12.75 on April 17, 2025 on the New York Stock Exchange (“NYSE”).

(3)
The dollar range of equity securities in the Fund Complex beneficially owned by directors or officers of the Company, if applicable, is the sum of (a) the total dollar range of equity securities in the Company beneficially owned and (b) the product obtained by multiplying the net asset value as of December 31, 2024 of Stellus Private Credit BDC, times the number of shares of Stellus Private Credit BDC beneficially owned.

(4)
The dollar ranges of equity securities beneficially owned are: none; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; and over $100,000.

PROPOSAL 1: ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our Board. The Board is divided into three classes and the number of directors on our Board is currently fixed at seven directors, which number may be increased or decreased only by the Board pursuant to the Bylaws. Our Bylaws mandate that there shall never be less than one director, nor more than nine directors. In accordance with our bylaws, our Board reduced its size from seven directors to five directors effective as of May 15, 2020. Each director holds office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. At each Annual Meeting, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election and until their successors have been duly elected and qualify or any director’s earlier resignation, death or removal.
Dean D’Angelo and William C. Repko have been nominated by the Board for re-election each for a three-year term expiring in 2028. Both Mr. D’Angelo and Mr. Repko has each indicated his willingness to continue to serve if elected and have consented to be named as nominees. Neither Mr. D’Angelo nor Mr. Repko are being nominated to serve as directors pursuant to any agreement or understanding between him and the Company.
A stockholder can vote for or withhold his or her vote for either of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of both of the nominees named in this proxy statement. If either of the nominees should decline or is unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that either of the nominees will be unable or unwilling to serve.
Required Vote
This proposal requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. Stockholders may not cumulate their votes. If you vote “withhold authority” with respect to the nominees, your shares will not be voted with respect to the nominees. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal.
The Board unanimously recommends a vote “for” the election of both of the nominees named in this proxy statement.
Information about Directors and Executive Officers
Board of Directors
We have adopted provisions in our articles of incorporation that divide our Board into three classes. At each annual meeting, directors will be elected for staggered terms of three years (other than the initial terms, which extend for up to three years), with the term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies.
The Board considered whether each of the directors is qualified to serve as a director, based on a review of the experience, qualifications, attributes and skills of each director, including those described below. The Board will also consider whether each director has significant experience in the investment or financial services industries and has held management, board or oversight positions in other companies and organizations. For the purposes of this presentation, our directors have been divided into two groups — independent directors and interested directors. Interested directors are “interested persons” as defined in the 1940 Act.
Information regarding Mr. D’Angelo and Mr. Repko, each of whom has been nominated for election as a director of the Company by the stockholders at the Annual Meeting, as well as information about our current directors, whose terms of office will continue after the Annual Meeting, is as follows:
Nominees for Class I Directors
Term Expiring 2025
Name, Address and Age(1)	Position(s) held with the Company	Principal Occupation(s) During the Past 5 Years	Term of Office and Length of Time Served(2)	Number of Companies in Fund Complex(3) Overseen by Director	Other Directorship Held by Director or Nominee for Director
Interested Director(4)
Dean D’Angelo, 57	Director	Founding partner, SCM; Co-Head of SCM’s Private Credit strategy; Member of SCM investment committee	Director since 2012; Term expires in 2025	2	Stellus Private Credit BDC
Independent Director
William C. Repko, 75	Director	Retired	Director since 2012; Term expires in 2025	2	Stellus Private Credit BDC Danaos Corporation

(1)
The address for each of our directors is c/o Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.

(2)
Directors serve for three-year terms and until their successors are duly elected and qualified.

(3)
The term “Fund Complex” refers to (a) the Company and (b) Stellus Private Credit BDC, a BDC whose adviser, SPBDC Advisor, is a majority-owned subsidiary of our Advisor. Directors and officers who oversee the funds in the Fund Complex are noted.

(4)
“Interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. Mr. D’Angelo is an “interested person” because of his affiliation with our Advisor.

Dean D’Angelo has served as a member of our Board since 2012, as well as a member of the Board of Trustees of Stellus Private Credit BDC since 2021. Mr. D’Angelo is a founding partner of Stellus Capital Management, the external investment manager of the Company, and co-head of its Private Credit strategy and serves on its investment committee. He has over 25 years of experience in investment banking and principal investing. From August 2005 to January 2012, Mr. D’Angelo was a director in the Direct Capital Group at the D. E. Shaw group, a global investment and technology development firm. Prior to joining the D. E. Shaw group, Mr. D’Angelo was a principal of Allied Capital Corporation, a publicly-traded BDC, where he focused on making debt and equity investments in middle-market companies from May 2003 to August 2005. From September 2000 to April 2003, Mr. D’Angelo served as a principal of Duke Capital Partners, LLC, a merchant banking subsidiary of Duke Energy Corporation, where he focused on providing mezzanine, equity, and senior debt financing to businesses in the energy sector. From January 1998 to September 2000, Mr. D’Angelo was a product specialist for Banc of America Securities, LLC where he provided banking services to clients principally in the energy sector. Mr. D’Angelo began his career in the bankruptcy and consulting practice of Coopers & Lybrand L.L.P. in Washington, D.C. Mr. D’Angelo received his B.B.A. in accounting from The College of William and Mary, his M.A. in international economics and relations from The Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University, and his M.B.A., with a concentration in finance, from the Wharton School of the University of Pennsylvania.
We believe Mr. D’Angelo’s extensive investment banking and principal investing experience bring important and valuable skills to our Board.
William C. Repko has served as a member of our Board since 2012, as well as a member of the Board of Trustees of Stellus Private Credit BDC since 2021 and Danaos Corporation (NYSE: DAC) since 2014.
Mr. Repko has over 40 years of investing, finance and restructuring experience. Mr. Repko retired from Evercore Partners in February 2014, where he had served as a senior advisor, senior managing director and was a co-founder of the firm’s Restructuring and Debt Capital Markets Group since September 2005. Prior to joining Evercore Partners Inc., Mr. Repko served as chairman and head of the Restructuring Group at J.P. Morgan Chase, a leading investment banking firm, where he focused on providing comprehensive solutions to clients’ liquidity and reorganization challenges. In 1973, Mr. Repko joined Manufacturers Hanover Trust Company, a commercial bank, which after a series of mergers became part of J.P. Morgan Chase. Mr. Repko has been named to the Turnaround Management Association (TMA)-sponsored Turnaround, Restructuring and Distressed Investing industry Hall of Fame. Mr. Repko received his B.S. in Finance from Lehigh University.
We believe Mr. Repko’s extensive investing, finance, and restructuring experience bring important and valuable skills to our Board.
Incumbent Class II Director
Term Expiring 2026
Name, Address and Age(1)	Position(s) held with the Company	Principal Occupation(s) During the Past 5 Years	Term of Office and Length of Time Served(2)	Number of Companies in Fund Complex(3) Overseen by Director	Other Directorship Held by Director or Nominee for Director
Independent Director
Bruce R. Bilger, 73	Director	Retired; Senior Advisor, Lazard Freres & Co. LLC (through 2018)	Director since 2012; Term expires in 2026	2	Stellus Private Credit BDC

(1)
The address for each of our directors is c/o Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.

(2)
Directors serve for three-year terms and until their successors are duly elected and qualified.

(3)
The term “Fund Complex” refers to (a) the Company and (b) Stellus Private Credit BDC, a BDC whose adviser, SPBDC Advisor, is a majority-owned subsidiary of our Advisor. Directors and officers who oversee the funds in the Fund Complex are noted.

Bruce R. Bilger has served as a member of our Board since 2012, as well as a member of the Board of Trustees of Stellus Private Credit BDC since 2021. Mr. Bilger has over 43 years of providing advice on mergers and acquisitions, financings, and restructurings, particularly in the energy industry. Mr. Bilger retired in March 2018 from his role as a senior advisor at Lazard Freres & Co. LLC, a leading investment bank, where he began in January 2008 as managing director, chairman and head of Global Energy, and co-head of the Southwest Investment Banking region. Prior to joining Lazard Freres & Co. LLC, Mr. Bilger was a partner at the law firm of Vinson & Elkins LLP, where he was head of its 400-plus-attorney Energy Practice Group and co-head of its 175-plus-attorney corporate and transactional practice. Mr. Bilger is or has been a board or committee member with numerous charitable and civic organizations, including the Greater Houston Partnership, the Greater Houston Community Foundation, Reasoning Mind, Positive Coaching

Alliance, Houston Methodist Hospital, Texas Children’s Hospital, Asia Society Texas Center, St. Luke’s United Methodist Church, St. John’s School, Dartmouth College and the University of Virginia. Mr. Bilger graduated Phi Beta Kappa from Dartmouth College and has an M.B.A. and law degree from the University of Virginia.
We believe Mr. Bilger’s extensive merger and acquisition, financing, and restructuring experience bring important and valuable skills to our Board.
Incumbent Class III Director
Term Expiring 2027
Name, Address and Age(1)	Position(s) held with the Company	Principal Occupation(s) During the Past 5 Years	Term of Office and Length of Time Served(2)	Number of Companies in Fund Complex(3) Overseen by Director	Other Directorships Held by Director or Nominee for Director
Interested Director
Robert T. Ladd, 68	Chairman, Chief Executive Officer and President	Chairman of the Board, Chief Executive Officer and President of the Company; Chairman of the Board, Chief Executive Officer and President of Stellus Private Credit BDC; Managing Partner and Chief Investment Officer of SCM.	Director since 2012; Term expires in 2027	2	Stellus Private Credit BDC Rice University Rice Management Company
Independent Director
J. Tim Arnoult, 75	Director	Retired	Director since 2012; Term expires in 2027	2	Stellus Private Credit BDC

(1)
The address for each of our directors is c/o Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.

(2)
Directors serve for three-year terms and until their successors are duly elected and qualified.

(3)
The term “Fund Complex” refers to (a) the Company and (b) Stellus Private Credit BDC, a BDC whose adviser, SPBDC Advisor, is a majority-owned subsidiary of our Advisor. Directors and officers who oversee the funds in the Fund Complex are noted.

(4)
“Interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. Mr. Ladd is an “interested person” because of his affiliation with the Company and our Advisor.

Robert T. Ladd has served as the Chairman of our Board and Chief Executive Officer and President since 2012. Mr. Ladd has also served as Chairman of the Board of Trustees, Chief Executive Officer and President of Stellus Private Credit BDC since 2021. Mr. Ladd is the managing partner and Chief Investment Officer of Stellus Capital Management, the external investment manager of the Company. Mr. Ladd has more than 40 years of investing, finance, and restructuring experience. Prior to joining Stellus Capital Management, he had been with the D. E. Shaw group, a global investment and technology development firm, where he led the D. E. Shaw group’s Direct Capital Group from February 2004 to January 2012. Prior to joining the D. E. Shaw group, Mr. Ladd served as the president of Duke Energy North America, LLC, a merchant energy subsidiary of Duke Energy Corporation, and president and chief executive officer of Duke Capital Partners, LLC, a merchant banking subsidiary of Duke Energy Corporation, from September 2000 to February 2004. From February 1993 to September 2000, Mr. Ladd was a partner of Arthur Andersen LLP where he last served as worldwide managing partner for Arthur Andersen’s corporate restructuring practice and U.S. managing partner for that firm’s corporate finance practice. Before joining Arthur Andersen, from June 1980 to February 1993, Mr. Ladd served in various capacities for First City Bancorporation of Texas, Inc., a bank holding company, and its subsidiaries, including serving as president of First City Asset Servicing Company, an asset management business and executive vice president for the Texas Banking Division. He serves as Chairman of the Board of Trustees of Rice University and is a board member of Rice Management Company which oversees Rice University’s endowment. He is a member of the Council of Overseers of the Jesse H. Jones Graduate School of Business of Rice University, as well as a member of the University of Texas Health Science Center Development Board and the University of Texas Medical School of Houston Advisory Council. Mr. Ladd received a B.A. in managerial studies and economics from Rice University, and an M.B.A. from The University of Texas at Austin, where he was a Sord Scholar and recipient of the Dean’s Award for Academic Achievement.
We believe Mr. Ladd’s extensive investing, finance, and restructuring experience bring important and valuable skills to our Board.
J. Tim Arnoult has served as a member of our Board since 2012, as well as a member of the Board of Trustees of Stellus Private Credit BDC since 2021. Mr. Arnoult has over 35 years of banking and financial services experience. From 1979 to 2006, Mr. Arnoult served in various positions at Bank of America, including its predecessors, including president of Global Treasury Services from 2005 — 2006, president of Global Technology and Operations from 2000 to 2005, president of Central U.S. Consumer and Commercial Banking from 1996 to 2000 and president of Global Private Banking from 1991 to 1996. Mr. Arnoult is also experienced in mergers and acquisitions, having been directly involved in significant transactions such as the mergers of NationsBank and Bank of America in 1998 and Bank of America and FleetBoston in 2004. Mr. Arnoult previously served on the board of directors of Cardtronics Inc. (NasdaqGM: CATM) and AgileCraft, LLC and has served on a variety of boards throughout his career, including the board of Visa USA before it became a public company. Mr. Arnoult holds a B.A. in Psychology and a M.B.A. from the University of Texas at Austin.
We believe Mr. Arnoult’s extensive banking and financial services experience bring important and valuable skills to our Board.
Executive Officers Who Are Not Directors
Information regarding our executive officers who are not directors is as follows:
Name	Year of Birth	Position	Officer Since
W. Todd Huskinson	1964	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary	2012
The address for each of our executive officers is c/o Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.
W. Todd Huskinson has served as our Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary since 2012, as well as Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of Stellus Private Credit BDC since 2021. Mr. Huskinson is also a founding partner of Stellus Capital Management, the external investment manager of the Company. He has over 30 years of experience in finance, accounting and operations. From August 2005 to January 2012, Mr. Huskinson was a director in the D. E. Shaw group’s Direct Capital Group, a global investment and technology development firm. Prior to joining the D. E. Shaw group, Mr. Huskinson was a Managing Director at BearingPoint (formerly KPMG Consulting), a management consulting firm, where he led the Houston office’s middle-market management consulting practice from July 2002 to July 2005. Prior to BearingPoint, Mr. Huskinson was a partner of Arthur Andersen, LLP, an accounting firm, where he served clients in the audit, corporate finance and consulting practices from December 1987 to June 2002. Mr. Huskinson received a B.B.A in accounting from Texas A&M University and is a certified public accountant.
Board of Directors and Its Leadership Structure
Our business and affairs are managed under the direction of our Board. The Board consists of five members, three of whom are not “interested persons” of the Company or its affiliates, as defined in Section 2(a)(19) of the 1940 Act. We refer to these individuals as our “independent directors.” The Board elects our officers, who serve at the discretion of the Board. The responsibilities of the Board include quarterly valuation of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities.
Oversight of our investment activities extends to oversight of the risk management processes employed by Stellus Capital Management as part of its day-to-day management of our investment activities. The Board reviews risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of Stellus Capital Management as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.
The Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, and may establish additional committees from time to time as necessary. The scope of the responsibilities assigned to each of these committees is discussed in greater detail below. Mr. Ladd serves as Chief Executive Officer, Chairman of the Board and a member of Stellus Capital Management’s investment committee and Mr. D’Angelo is a member of Stellus Capital Management’s investment committee and a member of our Board. We believe that Mr. Ladd’s history with Stellus Capital Management, his familiarity with its investment platform, and his extensive knowledge of and experience in the financial services industry qualify him to serve as the Chairman of our Board.
The Board does not have a lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of an audit committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors, and the appointment of a Chief Compliance Officer, with whom the independent directors meet without the presence of interested directors and other members of management, for administering our compliance policies and procedures. The Chairman of the Audit Committee or his designee preside over the executive sessions of our independent directors.
The Board believes that its leadership structure is appropriate in light of our characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that affords effective oversight. Specifically, the Board believes that the relationship of Messrs. Ladd and D’Angelo with Stellus Capital Management provides an effective bridge between the Board and management, and encourages an open dialogue between management and the Board, ensuring that these groups act with a common purpose. The Board also believes that its small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between our management, Stellus Capital Management and the Board.
Board Meetings
Our Board met six times during 2024. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. The Board’s standing committees are set forth below. We require each director to make a diligent effort to attend all Board and committee meetings, as well as each Annual Meeting of Stockholders. All of the Board members attended, via virtual means, the Company’s 2024 Annual Meeting of Stockholders.

Audit Committee
The members of the audit committee are Messrs. Arnoult, Bilger, and Repko, each of whom meets the independence standards established by the SEC and the NYSE for audit committees, and each of whom is independent for purposes of the 1940 Act. Mr. Arnoult serves as chairman of the audit committee. Our Board has determined that Mr. Arnoult is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Board has adopted a charter of the audit committee, which is available in print to any stockholder who requests it and it is also available on the Company’s website at www.stelluscapital.com (under the Public Investors section). The audit committee met six times during 2024.
The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee is also responsible for aiding our Board in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. The Board and audit committee utilizes the services of an independent valuation firm to help them determine the fair value of these securities.
Nominating and Corporate Governance Committee
The members of the nominating and corporate governance committee are Messrs. Arnoult, Bilger, and Repko, each of whom is independent for purposes of the 1940 Act and the NYSE corporate governance regulations. Mr. Bilger serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee met once during 2024. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Board has adopted a charter of the nominating and corporate governance committee, which is available in print to any stockholder who requests it and it is also available on the Company’s website at www.stelluscapital.com (under the Public Investors section).
The nominating and corporate governance committee will consider nominees to the Board recommended by a stockholder if such stockholder complies with the advance notice provisions of our bylaws. Our bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must deliver written notice to our corporate secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a director by a stockholder, such potential nominee must deliver to our corporate secretary a written questionnaire providing the requested information about the background and qualifications of such person, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.
The nominating and corporate governance committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and its stockholders. In considering possible candidates for election as a director, the nominating committee will take into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:
•
are of high character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

•
are free of any conflict of interest that would violate applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•
are willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a member of the Board of Directors and a member of any committees thereof (including developing and maintaining sufficient knowledge of the Company and the specialty finance industry in general; reviewing and analyzing reports and other information important to responsibilities of the Board of Directors and any committee thereof; preparing for, attending and participating in meetings of the Board of Directors and meetings of any committee thereof; and satisfying appropriate orientation and continuing education guidelines); and
•
have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a whole and not primarily a special interest group or constituency.

The nominating and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the Board, but the committee will consider such factors as it may deem are in our best interests and those of our stockholders. Those factors may include a person’s differences of viewpoint, professional experience, education and skills, as well as his or her race, gender and national origin. In addition, as part of the Board’s annual self-assessment, the members of the nominating and corporate governance committee evaluate the membership of the Board and whether the board maintains satisfactory policies regarding membership selection.
Compensation Committee
The members of the Compensation Committee are Messrs. Repko, Bilger, and Arnoult, each of whom is independent for purposes of the 1940 Act and the NYSE corporate governance regulations. Mr. Repko serves as chairman of the Compensation Committee. The compensation committee met once during 2024. The compensation committee is responsible for overseeing our compensation policies generally and making recommendations to the Board with respect to evaluating executive officer performance, overseeing and setting compensation for our directors and, as applicable, our executive officers and, as applicable, preparing the report on executive officer compensation that SEC rules require to be included in our annual proxy statement. Currently, none of our executive officers is compensated by us and, accordingly, the compensation committee is not required to produce a report on executive officer compensation for inclusion in our annual proxy statement.
The compensation committee has the sole authority to retain and terminate any compensation consultant assisting the compensation committee, including sole authority to approve all such compensation consultants’ fees and other retention terms. The compensation committee may delegate its authority to subcommittees or the chairman of the compensation committee when it deems appropriate and in our best interests. The Board has adopted a charter of the compensation committee, which is available in print to any stockholder who requests it and is also available on the Company’s website at www.stelluscapital.com (under the Public Investors section).
Compensation of Directors
The following table shows information regarding the compensation received by each independent director of the Company and the Fund Complex for the calendar year ending December 31, 2024. No compensation is paid to directors who are “interested persons” for their service as directors.
Name	Aggregate Cash Compensation from Stellus Capital Investment Corporation(1)	Total Compensation from Stellus Capital Investment Corporation	Total Compensation from the Fund Complex
Interested Directors
Robert T. Ladd	$—	$—	$—
Dean D’Angelo	$—	$—	$—
Independent Directors
J. Tim Arnoult	$127,844	$127,844	$187,844
Bruce R. Bilger	$144,156	$144,156	$194,156
William C. Repko	$134,000	$134,000	$184,000

(1)
For a discussion of the independent directors’ compensation, see below. We do not have a profit sharing or retirement plan, and directors do not receive any pension or retirement benefits.

For the year ended December 31, 2024, the independent directors received an annual fee of $100,000. Independent directors also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending in person or telephonically each regular Board meeting and each special telephonic Board meeting. They also receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended in person and each telephonic committee meeting. The chairmen of the audit committee, the compensation committee, and the nominating and corporate governance committee receive an annual fee of $15,000, $5,000, and $5,000, respectively. We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers. Independent directors have the option of having their directors’ fees paid in shares of our common stock issued at a price per share equal to the greater of NAV per share or the market price at the time of payment.
Corporate Governance
Corporate Governance Documents
We maintain a corporate governance webpage at the “Corporate Governance” link under the “Stellus Capital Investment Corporation” link at www.stelluscapital.com (under the Public Investors section).
We are committed to maintaining the highest standards of honest and ethical conduct within our Company and we have adopted a Corporate Governance Policy, Code of Business Conduct, Code of Ethics, Compensation Recoupment Policy, a Whistleblower Policy and an Insider Trading Policy. Our Corporate Governance Policy, Code of Business Conduct, Code of Ethics, Compensation Recoupment Policy, a Whistleblower Policy, an Insider Trading Policy and Board committee charters are available at our corporate governance webpage at www.stelluscapital.com (under the Public Investors section) and are also available to any stockholder who requests them by writing to our Secretary, W. Todd Huskinson, at Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.
Director Independence
In accordance with rules of the NYSE, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company’s Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has changed.
In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the NYSE Listed Company Manual. Section 303A.00 of the NYSE Listed Company Manual provides that BDCs, such as the Company, are required to comply with all of the provisions of Section 303A applicable to domestic issuers other than Sections 303A.02, the section that defines director independence. Section 303A.00 provides that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.
The Board has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Messrs. Ladd and D’Angelo, who are interested persons of the Company due to their positions as officers of the Company and/or Stellus Capital Management, our external investment manager.
Annual Evaluation
Our directors perform an evaluation, at least annually, of the effectiveness of the Board and its committees. This evaluation may include a questionnaire and/or Board and committee discussion.
Communication with the Board
We believe that communications between our Board, our stockholders and other interested parties are an important part of our corporate governance process. Stockholders with questions about the Company are encouraged to contact our Secretary, W. Todd Huskinson, at (713) 292-5400. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board by sending their communications to Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027, Attn.: Board of Directors. All stockholder communications received in this manner will be delivered to one or more members of the Board.
All communications involving accounting, internal accounting controls, and auditing matters, possible violations of, or noncompliance with, applicable legal and regulatory requirements or policies, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, will be referred to our Audit Committee.
The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.
Code of Business Conduct and Ethics
Our code of ethics, which is signed by directors and executive officers of the Company, requires that directors and executive officers avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the code of ethics available on our website under the “Corporate Governance” link under the “Stellus Capital Investment Corporation” link at www.stelluscapital.com (under the Public Investors section), each director and executive officer must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the Audit Committee. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the Board.
Compensation Committee Interlocks and Insider Participation
All members of the Compensation Committee are independent directors and none of the members is a present or past employee of the Company. No member of the Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the Board.
Insider Trading Policy
We adopted Insider Trading Policy, governing the purchase, sale and other dispositions of our securities by our directors, officers and employees, that is designed to promote compliance with insider trading laws, rules, and regulations, and NYSE listing standards.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the 1940 Act generally restricts the Company’s ability to participate in transactions with persons affiliated with the Company, including our officers, directors, and employees and any person controlling or under common control with us.
We have entered into an investment advisory agreement with Stellus Capital Management. Pursuant to this agreement, we have agreed to pay to Stellus Capital Management a management fee and incentive fee. Messrs. Ladd and D’Angelo, each an interested member of our Board, and Mr. Huskinson, our Chief Financial Officer and Chief Compliance Officer, have a direct or indirect pecuniary interest in Stellus Capital Management.
In addition, Messrs. Ladd, D’Angelo, and Huskinson and the partners of Stellus Capital Management may serve as officers, directors or principals of other investment funds managed by Stellus Capital Management. Our Advisor and its affiliates may also manage other funds in the future that may have investment mandates that are similar, in whole and in part, to our investment mandates. Messrs. Ladd and Huskinson each serve as officers and Messrs. Ladd and D’Angelo each serve as directors of Stellus Private

Credit BDC, a BDC, which commenced operations in December 2021 and is managed by a majority-owned subsidiary of Stellus Capital Management.
Our Advisor and its affiliates may determine that an investment is appropriate for us and for one or more other funds. In such event, depending on the availability of such investment and other appropriate factors, the Advisor or its affiliates may determine that we should invest side-by-side with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with the Advisor’s allocation procedures. On May 9, 2022, we received an exemptive order (the “Order”) that superseded prior orders granted by the SEC that permit us to co-invest with private funds managed by Stellus Capital Management where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). The Order expands on prior orders granted by the SEC and allows us to co-invest with additional types of private funds, other BDCs, and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, subject to the conditions included therein. Pursuant to the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned, (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objectives and strategies, (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing and (4) the proposed investment by us would not benefit the Adviser, the other affiliated funds that are participating in the investment, or any affiliated person of any of them (other than parties to the transaction), except to the extent permitted by the exemptive relief and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. We co-invest, subject to the conditions included in the Order, with private credit funds managed by Stellus Capital Management that have an investment strategy that is similar to or identical to our investment strategy, and we may co-invest with other BDCs and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management in the future. We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification. Stellus Capital Management has adopted an allocation policy to ensure the equitable distribution of investment opportunities.
In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with the Company, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, the Company, companies controlled by us and our employees and directors.
The Company will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, the Company has taken appropriate actions to seek Board review and approval or additional exemptive relief from the SEC for such transaction.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K thereunder require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities, report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, to the NYSE and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied.
COMPENSATION DISCUSSION AND ANALYSIS
Currently, none of our executive officers is compensated by us. We currently have no employees, and each of our executive officers is also an employee of Stellus Capital Management. Services necessary for our business are provided by individuals who are employees of Stellus Capital Management, pursuant to the terms of the investment advisory and management agreement and the administration agreement.

Compensation Recoupment Policy
We adopted Compensation Recoupment Policy that sets out procedures in the event that the Company erroneously awards incentive-based compensation to the Company’s executive officers as a result of a misstatement of financial performance where such misstatement requires an accounting restatement.

PROPOSAL 2: AUTHORIZE THE COMPANY TO SELL OR OTHERWISE ISSUE UP TO 25% OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN OFFERING PRICE PER SHARE THAT IS BELOW THE COMPANY’S THEN CURRENT NAV PER SHARE
The Company is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current NAV per share of such stock, with certain exceptions. One such exception would permit the Company to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current NAV per share if its stockholders approve such a sale and the Company’s directors make certain determinations.
Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or issue shares of its common stock in an amount up to 25% of the outstanding common stock as of the date when this proposal is approved by the stockholders at an offering price per share that is below its then current NAV per share, subject to certain conditions discussed below. There will be no limit on the percentage below NAV per share at which shares may be sold by the Company under this proposal. If approved, the authorization would be effective for a period expiring on the earlier of the one year anniversary of the date of the Company’s 2025 Annual Meeting of Stockholders and the date of the Company’s 2026 Annual Meeting of Stockholders, which is expected to be held in June 2026. The latest date at which such authorization would expire is June 17, 2026.
Effect of Approval
Generally, equity securities sold in public securities offerings are priced based on market prices, quoted on exchanges such as the NYSE, rather than NAV per share. The Company is seeking the approval of a majority of its common stockholders of record to offer and sell shares of its common stock at prices that, net of underwriting discount or commissions, may be less than NAV per share so as to permit management the flexibility in pricing new share issuances it may require from time to time during the authorized period as a result of market conditions.
Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from NAV per share or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV per share will decrease. Although the Company’s shares of common stock has had a limited trading history, the shares of common stock have traded at both a premium to NAV per share and at a discount to the net assets attributable to those shares. Given the volatility in the stock market, we cannot predict whether our common stock will trade at a premium to NAV per share or trade at a discount to NAV per share in the future. The Company has sought and received stockholder approval to sell or issue shares at a price below its current NAV per share in each year since its inception other than 2016.
The following table, representing the public trading history of our common stock for the two most recent fiscal years and the most recent quarter, lists the high and low closing sales prices for our common stock and the sales price as a percentage of NAV per share. On April 17, 2025, the last reported closing sale price of our common stock was $12.75 per share, which represents a discount of approximately 5.27% to the NAV per share reported as of December 31, 2024.

Fiscal Year Ended	NAV Per Share(1)	Closing Sales Price(2)		Premium or Discount of High Sales NAV(3)	Premium or Discount of Low Sales NAV(3)
		High	Low
December 31, 2025
Second quarter (through April 17, 2025)	*	$14.00	$11.69	*	*
First quarter	*	$15.50	$13.64	*	*
December 31, 2024
Fourth quarter	$13.46	$14.33	$13.14	6.46%	(2.38)%
Third quarter	$13.55	$14.41	$13.39	6.35%	(1.18)%
Second quarter	$13.36	$14.35	$12.97	7.41%	(2.92)%
First quarter	$13.41	$13.48	$12.56	0.52%	(6.34)%
December 31, 2023
Fourth quarter	$13.25	$13.73	$12.34	3.62%	(6.87)%
Third quarter	$13.19	$15.27	$13.60	15.77%	3.11%
Second quarter	$13.67	$15.00	$13.64	9.73%	(0.22)%
First quarter	$13.87	$15.97	$13.14	15.14%	(5.26)%

(1)
NAV is determined as of the last date in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)
Closing sales price is determined as the high or low closing sales price noted within the respective quarter, not adjusted for dividends.

(3)
Calculated as of the respective high or low sales price divided by the quarter end NAV.

*
Not determinable at the time of filing.

Reasons for Approval
The Board believes that having the flexibility for the Company to issue or sell its common stock, in one or more public or private offerings, in an amount up to 25% of the outstanding common stock as of the date when this proposal is approved by the stockholders at an offering price per share that is below its then current NAV per share in certain instances is in the Company’s best interests and the best interests of its stockholders. If the Company were unable to access the capital markets when attractive investment opportunities arise, the Company’s ability to grow over time and to pay dividends to stockholders could be adversely affected. In reaching that conclusion, the Board considered the following possible benefits to its stockholders:
Status as a BDC and RIC and Maintaining a Favorable Asset-to-Debt Ratio
As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company is dependent on its ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, as a BDC that has received stockholder approval to be subject to the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Small Business Credit Availability Act, the Company must comply with an assets to debt ratio requirement that prohibits the Company from incurring debt or issuing senior securities if the ratio is greater than 1.5:1. This requires the Company to finance its investments with at least $1 of equity for every $2 of debt. Although the Company has greater flexibility to finance investments with borrowed funds, the Company may not be able to borrow money at favorable interest rates or terms. Therefore, to continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company strives to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.
Even though the underlying performance of a particular portfolio company may not indicate an impairment or its inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of investments and result in unrealized write-downs of those investments. These unrealized writedowns, as well as unrealized write-downs based on the underlying performance of the Company’s portfolio companies, if any, negatively impact stockholders’ equity and the resulting asset to debt ratio.
Exceeding the statutory asset to debt ratio could have severe negative consequences for a BDC, including the inability to pay dividends, breaching debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed this ratio, the markets it operates in and the general economy may be volatile and uncertain. Volatility in the capital markets could result in negative pressure on investment valuations, potentially negatively impacting the Company’s stockholders’ equity and the Company’s asset to debt ratio.
Capitalize on Attractive Investment Opportunities
Dislocations and more frequent volatility in the credit markets have in the past created, and may in the future create, favorable opportunities to invest at attractive risk-adjusted returns. While the current market is not experiencing market dislocation and volatility, there can be no assurance that they will not worsen again in the future. If these adverse market conditions return, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of favorable investment opportunities. In addition, the debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions in the future.
Without the approval of a majority of its common stockholders to sell stock at prices below its current NAV per share, the Company would be precluded from selling shares of its common stock to raise capital during periods where the market price for its common stock is below its current per share and may be precluded from selling shares when the market price for its common stock is not sufficiently above its current NAV per share so that the price at which shares would be sold, net of underwriting discounts or commissions, would not be less than its current NAV per share.
The Company believes that having the flexibility to issue its common stock below NAV per share in certain instances will benefit all of its stockholders. The Company expects that it will be periodically presented with attractive opportunities that require the Company to make an investment commitment quickly. As discussed above, the Company may not have sufficient access to capital to take advantage of investment opportunities presented to it unless it is able to quickly raise additional capital. In the future, the market value of the Company’s common stock may trade below NAV per share resulting in a net price per share below NAV per share, which has not been uncommon for BDCs like the Company. Alternatively, the Company’s NAV per share could increase without a commensurate increase in the Company’s stock price.
The ability to issue shares below NAV per share also minimizes the likelihood that the Company would consider selling assets it would not otherwise sell at times that may be disadvantageous to the Company.
Further, to the extent the Company issues shares of its common stock below NAV per share in a publicly registered transaction, the Company’s market capitalization and the number of its publicly tradable common stock will increase, thus potentially affording all common stockholders greater liquidity. A larger market capitalization may make the Company’s stock more attractive to a larger number of investors who have limitations on the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase the Company’s trading volume, which could decrease the volatility in the secondary market price of its common stock.
Conditions to Sales Below NAV Per Share
If this proposal is approved, the Company will only sell shares of its common stock at a net price below NAV per share during the specified one year period if the following conditions are met:

•
a majority of the Company’s independent directors who have no financial interest (other than ownership of shares of the Company’s common stock) in the sale have determined that such sale would be in the best interests of the Company and its stockholders;

•
majority of the Company’s independent directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and

•
following such issuance, not more than 25% of the Company’s then outstanding shares as of the date of stockholder approval will have been issued at a price less than the Company’s then current NAV per share.

Key Stockholder Considerations and Risk Factors
Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the following factors:
Dilutive Effect
Any sale of common stock at a price below NAV per share would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. There will be no limit on the percentage below NAV per share at which shares may be sold by the Company under this proposal. The Board will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share when considering whether to authorize any such issuance.
Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock at a price below NAV per share will dilute a stockholder’s holdings of common stock as a percentage of shares outstanding to the extent the stockholder does not purchase sufficient shares in the offering or otherwise to maintain the stockholder’s percentage interest. Further, if the stockholder does not purchase any shares to maintain the stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then current NAV per share, the stockholder’s voting power, as well as other interests, will be diluted.
Per Share Amount Available for Distributions Upon Our Liquidation, Winding-up or Dissolution Will Decrease
When stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Thus, the per share amount available for distributions upon our liquidation, winding-up or dissolution will decrease following the increase in the number of outstanding shares.
Potential Effects on Market Price
Before voting on this proposal or giving a proxy with regard to this matter, stockholders should also consider that the Company is not limited to a certain number of offerings and that the Company will not solicit for other stockholder approval even if the dilution resulting from any such offering or offerings is significant or substantial. Any sale of substantial amounts of the Company’s common stock or other securities in the open market may adversely affect the market price of the Company’s common stock and may adversely affect the Company’s ability to obtain future financing in the capital markets. In addition, future sales of the Company’s common stock to the public or in a private offering may create a potential market overhang, which is the existence of a large block of shares readily available for sale that could lead the market to discount the value of shares held by other investors. In the event the Company were to continue to sell its common stock at prices below net value for sustained periods of time, such offerings may result in sustained discounts in the marketplace. In addition, the expenses of any offering by the Company will be borne by the Company’s stockholders regardless of whether a stockholder purchased shares in such offering.
Expiration of Approval to Sell Shares Below NAV Per Share
If this proposal is approved by the stockholders, the Company will be permitted, but not required or otherwise obligated, to sell shares of its common stock at a price below the then current NAV per share of such common stock until the earlier of the one year anniversary of the date of the stockholder approval or the date of the Company’s 2026 Annual Meeting of Stockholders. If this proposal is not approved, the Company may be unable to raise capital when it would be beneficial and desirable, or may be limited in the manner in which it raises capital (for example, by being required to utilize a rights offering).
Examples of Dilutive Effect
The following table illustrates the reduction to NAV and dilution that would be experienced by a nonparticipating stockholder in different hypothetical offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Sales prices and discounts are hypothetical in the presentation below.
The examples assume that Company XYZ has 27,000,000 common shares outstanding, $980,000,000 in total assets and $610,000,000 in total liabilities. The current net asset value and net asset value per share are thus $370,000,000 and $13.70. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 2,700,000 shares (10% of the outstanding shares) at $12.98 per share after offering expenses and commissions (a 10% discount from net asset value), (2) an offering of 6,750,000 shares (25% of the outstanding shares) at $12.26 per share after offering expenses and commissions (a 15% discount from net asset value) and (3) an offering of 6,750,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from net asset value).
	Prior to Sale Below NAV	Example 1 – 10% Offering at 10% Discount		Example 2 – 25% Offering at 15% Discount		Example 3 – 25% Offering at 100% Discount
		Following Sale	Percent Change	Following Sale	Percent Change	Following Sale	Percent Change
Offering Price
Price per Share to Public	—	$12.98	—	$12.26	—	$0.00	—
Net Proceeds per Share to Issuer	—	$12.33	—	$11.65	—	$0.00	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	27,000,000	29,700,000	10.00%	33,750,000	25.00%	33,750,000	25.00%
NAV per Share	$13.70	$13.58	(0.91)%	$13.29	(3.00)%	$10.96	(20.00)%
Dilution to Nonparticipating Stockholder A
Share Dilution
Shares Held by Stockholder A	270,000	270,000	—	270,000	—	270,000	—
Percentage of Shares Held by Stockholder A	1.00%	0.91%	(9.09)%	0.80%	(20.00)%	0.80%	(20.00)%
NAV Dilution
Total NAV Held by Stockholder A	$3,700,000	$3,666,364	(0.91)%	$3,589,000	(3.00)%	$2,960,000	(20.00)%
Total Investment by Stockholder A (Assumed to Be $13.70 per Share)	$3,700,000	$3,700,000	—	$3,700,000	—	$3,700,000	—
Total Dilution to Stockholder A (Change in Total NAV Held By Stockholder)	—	$(33,636)	—	$(111,000)	—	$(740,000)	—

	Prior to Sale Below NAV	Example 1 – 10% Offering at 10% Discount		Example 2 – 25% Offering at 15% Discount		Example 3 – 25% Offering at 100% Discount
		Following Sale	Percent Change	Following Sale	Percent Change	Following Sale	Percent Change
NAV Dilution Per Share
NAV per Share Held by Stockholder A	—	$13.58	—	$13.29	—	$10.96	—
Investment per Share Held by Stockholder A (Assumed to be $13.70 per Share on Shares Held Prior to Sale)	$13.70	$13.70	—	$13.70	—	$13.70	—
NAV Dilution per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.12)		$(0.41)		$(2.74)
Percentage NAV Dilution Experienced by Stockholder A (NAV Dilution per Share Divided by Investment per Share)	—	—	(0.91)%	—	(3.00)%	—	(20.00)%

(1)
Assumes a 5% selling compensation and expenses paid by us.

The following chart illustrates the level of dilution and accretion in the hypothetical 25% offering at a 15% discount from the prior chart (Example 2) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 22,275 shares, which is 0.5% of an offering of 4,455,000 shares rather than its 1.0% proportionate share) and (2) 150% of such percentage (i.e., 66,825 shares, which is 1.5% of an offering of 4,455,000 shares rather than its 1.0% proportionate share). It is not possible to predict the level of market price decline that may occur.
		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	Percent Change	Following Sale	Percent Change
Offering Price
Price per Share to Public	—	$12.26	—	$12.26	—
Net Proceeds per Share to Issuer	—	$11.65	—	$11.65	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	27,000,000	33,750,000	25.00%	33,750,000	25.00%
NAV per Share	$13.70	$13.29	(3.00)%	$13.29	(3.00)%
Dilution/Accretion to Participating Stockholder A
Share Dilution/Accretion
Shares Held by Stockholder A	270,000	303,750	—	371,250	—
Percentage of Shares Held by Stockholder A	1.00%	0.90%	—	1.10%	—
NAV Dilution/Accretion
Total NAV Held by Stockholder A	$3,700,000	$4,037,625	9.13%	$4,934,875	33.38%
Total Investment by Stockholder A (Assumed to Be $13.70 per Share on Shares Held Prior to Sale)	$3,700,000	$4,113,816	—	$4,941,447	—
Total Dilution/Accretion to Stockholder A (Total NAV Less Total Investment)	—	$(76,191)	—	$(6,572)	—

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	Percent Change	Following Sale	Percent Change
NAV Dilution/Accretion Per Share
NAV per Share Held by Stockholder A	—	$13.29	—	$13.29	—
Investment per Share Held by Stockholder A (Assumed to be $13.70 per Share on Shares Held Prior to Sale)	$13.70	$13.54	(1.14)%	13.31	(2.84)%
NAV Dilution/Accretion per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.25)		$(0.02)
Percentage NAV Dilution/Accretion Experienced by Stockholder A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	(1.85)%	—	(0.13)%

(1)
Assumes a 5% selling compensation and expenses paid by us.

Required Vote
Approval of this proposal requires the affirmative vote of (i) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (ii) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting which are not held by affiliated persons of the Company.
For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as the lesser of: (i) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of our outstanding voting securities are present or represented by proxy; or (ii) more than 50% of our outstanding voting securities. Abstentions and broker non-votes will have the effect of a vote against this proposal. An abstention represents the action by a shareholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.
The Board unanimously recommends a vote “for” the proposal to authorize the Company to sell or otherwise issue up to 25% of the Company’s outstanding common stock at an offering price per share that is below the Company’s then current NAV per share.

PROPOSAL 3: ADJOURNMENT OF THE ANNUAL MEETING
The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.
If a quorum is not present at the Annual Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Annual Meeting to solicit additional proxies. If a quorum is present at the Annual Meeting, but there are not sufficient votes at the time of the Annual Meeting to approve one or more of the proposals, the Company’s stockholders may also be asked to vote on the proposal to approve the adjournment of the Annual Meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.
If the adjournment proposal is submitted for a vote at the Annual Meeting, and if the Company’s stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the Annual Meeting is adjourned, the Board will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Annual Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.
The Board believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Annual Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting was adjourned or postponed.
The Board unanimously recommends a vote “for” the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.
AUDIT COMMITTEE REPORT
Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.
Review with Management
The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.
Review and Discussion with Independent Registered Public Accounting Firm
The Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, matters required to be discussed by Statement of Auditing Standards No. 16, Communications with Audit Committees. SAS No. 16 requires our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:
•
methods used to account for significant unusual transactions;

•
the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•
the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•
disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the consolidated financial statements.

Additionally, the Audit Committee has discussed with Deloitte the matters required to be discussed by Statement of Auditing Standards No. 18, Related Parties.
The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3520 (Auditor Independence) and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.
Recent Change of Independent Registered Public Accounting Firm
On April 3, 2024, the Board dismissed Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm, effective immediately. The Board’s decision to dismiss GT was recommended by the Audit Committee of the Board. The audit reports of GT on the Company’s financial statements as of and for the fiscal years ended December 31, 2022 and 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2022 and 2023, and through April 3, 2024, there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused it to make reference to the subject matter of such disagreements in connection with its reports, nor were there any “reportable events”, as such term is described in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
On April 3, 2024, upon the recommendation of the Audit Committee, the Board approved the engagement of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2024.
During the two most recent fiscal years and through April 3, 2024, the date of the engagement of Deloitte, neither the Company nor any person on its behalf has consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.
Conclusion
Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report for the year ended December 31, 2024 for filing with the SEC.
The Audit Committee
J. Tim Arnoult, Chairman
Bruce R. Bilger
William C. Repko

The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following aggregate fees by Deloitte, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024 were billed to the Company for work attributable to audit, tax and other services in each of the fiscal years ended December 31, 2024 and December 31, 2023.
	Fiscal Year Ended December 31, 2024	Fiscal Year End December 31, 2023
Audit Fees	$102,500	$—
Audit-Related Fees	$337,500	$—
Tax Fees	286,264	290,259
All Other Fees	—	—
Total Fees	$726,264	$290,259
The following aggregate fees by Grant Thornton LLP (“GT”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023 were billed to the Company for work attributable to audit, tax and other services in each of the fiscal years ended December 31, 2024 and December 31, 2023.
	Fiscal Year Ended December 31, 2024	Fiscal Year End December 31, 2023
Audit Fees	$—	$383,720
Audit-Related Fees	$194,196	$243,800
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$194,196	$627,520
Services rendered by Deloitte and GT in connection with fees presented above were as follows:
Audit Fees.   Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.
Audit-Related Fees.   Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.
Tax Fees.   Tax fees include professional fees for tax compliance and tax advice.
All Other Fees.   Fees for other services would include fees for products and services other than the services reported above.
It is expected that a representative of Deloitte will be present at the Meeting, have an opportunity to make a statement if he or she chooses to do so, and be available to answer questions.
Pre-Approval Policy
The Audit Committee has established a pre-approval policy that describes the permitted audit, audit- related, tax and other services to be provided by Deloitte, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve all audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence. In accordance with the pre-approval policy, the Audit Committee includes every year a discussion and pre-approval of such services and the expected costs of such services for the year.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval at the first Audit Committee meeting of the year must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.
OTHER BUSINESS
The Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Annual Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements are met.
SUBMISSION OF STOCKHOLDER PROPOSALS
The Company expects that the 2026 Annual Meeting of Stockholders will be held in June of 2026, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to the Company at its address in Houston, Texas, and the Company must receive the proposal on or before December 22, 2025 in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee the proposal’s inclusion in the Company’s proxy statement or guarantee the proposal’s presentation at the meeting.
Stockholder proposals or director nominations to be presented at the 2026 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days nor more than 150 days in advance of the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting of Stockholders. For the Company’s 2026 Annual Meeting of Stockholders, the Company must receive such proposals and nominations between November 22, 2025 and December 22, 2025. If the date of the Annual Meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, stockholder proposals or director nominations must be so received not later than the tenth day following the day on which such notice of the date of the 2026 Annual Meeting of Stockholders or such public disclosure is made. Proposals must also comply with the other requirements contained in the Company’s Bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.
PRIVACY PRINCIPLES
We are committed to maintaining the privacy of our stockholders and to safeguarding their nonpublic personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.
Generally, we do not receive any nonpublic personal information relating to our stockholders, although certain nonpublic personal information of our stockholders may become available to us. We do not disclose any nonpublic personal information about our stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).
We restrict access to nonpublic personal information about our stockholders to employees of Stellus Capital Management and its affiliates with a legitimate business need for the information. We intend to maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our stockholders.
By Order of the Board
W. Todd Huskinson
Chief Financial Officer, Chief
Compliance Officer, Secretary and Treasurer
Houston, Texas
April 21, 2025

STELLUS CAPITAL INVESTMENT CORPORATION
Annual Meeting of Stockholders
June 17, 2025 at 9:00 AM (CDT)
This Proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Robert T. Ladd and W. Todd Huskinson or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Stellus Capital Investment Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM CDT on June 17, 2025 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://web.viewproxy.com/StellusCapital/2025 by 11:59 PM ET on June 14, 2025. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled "Voting Information - Attending the Annual Meeting Virtually" and "Voting Information - Voting at the Annual Meeting Virtually".

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is provided, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

Please mark your votes like this ☒

Proposal 1 — Election of Directors

Nominees:	**FOR**	**WITHHOLD**
01 Dean D'Angelo	☐	☐
02 William C. Repko	☐	☐

☐ Change of Address — Please print new address below

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☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

I plan to attend the meeting ☐

Date:____

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Signature

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Signature (if held jointly)

Please sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

VIRTUAL CONTROL NUMBER

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VIRTUAL CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

INTERNET

Vote Your Shares on the Internet:

Go to www.AALvote.com/SCM

TELEPHONE

Vote Your Shares by Phone:

Call 1 (866) 804-9616

MAIL

Vote Your Shares by Mail:

The Board of Directors recommends you vote FOR the following: Proposal 1 - Election of Directors Nominees; 01 Dean O'Angelo 02
WiHiam C. Repko FOR WITHHQLO □ □□ □ Please mark your votes like t The Board of Owectors recommends you vote FOR Proposals 2 and 3. Proposal 2 - To approve a proposal to authorize the Company. with the 8PI of the Board. to sel Of' otherwise issue up to 25% of the Company's outstanc coownon stodt at an offering price that is below the Company's then current per share. D FOR D AAiAINST D ABSTAIN Proposal 3 - To approve the adjoumment of the Annual Meeting. if necessc appropriate, to soicit additional proxies. D FOR D AAiAINST D ABSTAIN NOTE! To transact such other business as may properly come befae the me ~----------------------, rx any postponement or adjournment thereof. I plan to attend the meeti om~·-------------------- DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) SignabJre Signal\J,e ~f held jointly) Please sign sxac.tly as nam&Cs} ap~ hereon. When sigw,g as an attorney, u ecuklr. admi lrustee or Olles fkl.lciary. ~ give run title as sucti . .kJirt ownms slolld each sign per1 D Chang~e o-fA_ddr_ess _ p_Jease pn _n _ t_new addre_ss belo-w--------~ ::=::: a c:orpcntioo Ol' pamersbip. please sign in ~ 1 corpcnte or p;r1nersb VIRTUAL CONmOL NUMBER A PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. A VIRTUAL CONmOL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone, or when voting during the Virtual Annual Meeting INTERNET Vote Your Shares on the Internet Go to www,AALyote com/SCM Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Shares by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Shares by Mail: Marl, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.